Exhibit 99.1

Eiger BioPharmaceuticals Closes Merger With Celladon

Renamed Eiger and New Trading Symbol (NASD: EIGR, as of March 23)

Developing a Clinical Stage Pipeline of Orphan Disease Programs

PALO ALTO, CA March 22, 2016 (PR Newswire) — Eiger BioPharmaceuticals, Inc. (NASD: EIGR) today announced completion of its merger with Celladon Corporation effective March 22, 2016. In connection with the merger, Celladon changed its name to Eiger BioPharmaceuticals, Inc. The combined company will commence trading as of the open of market March 23, 2016 on The NASDAQ Global Market under the symbol “EIGR.”

Prior to the merger, Eiger received gross proceeds of $39.5 million, including the conversion of $6.0 million in aggregate principal amount under, and all interest accrued on, convertible promissory notes of Eiger, in new investment from a combination of certain current and new investors in Eiger, including HBM Healthcare Investments, Vivo Capital, InterWest Partners, RA Capital Management, Sabby Management, Sphera Global Healthcare, Perceptive Advisors and Monashee Capital Partners. Together with approximately $26.1 million in available, pre-merger cash on Celladon’s balance sheet, the combined company has approximately $59 million in cash available before the payment of transaction and other fees.

“We are very pleased to complete this merger, which marks a significant milestone for Eiger. We are transitioning from a private company to a publicly-traded company through this merger, and significantly increasing our financial resources,” said David Cory, President and CEO of Eiger. “These funds are expected to support operations and enable us to advance all four Phase 2 Orphan Disease programs.”

Following the previously announced financing and merger and 1-for-15 reverse stock split of its outstanding common stock in connection with the merger, the combined company has approximately 7.0 million shares of common stock outstanding.

Jefferies LLC acted as lead placement agent, Piper Jaffray acted as placement agent and Oppenheimer acted as financial advisor on the financing. Additionally, Jefferies LLC acted as lead financial advisor and Piper Jaffray acted as financial advisor on the merger.

About Eiger

Eiger is a clinical-stage biopharmaceutical company committed to bringing to market novel products for the treatment of Orphan diseases. The company has built a diverse portfolio of well-characterized product candidates with the potential to address diseases for which the unmet medical need is high, the biology for treatment is clear, and for which an effective therapy is urgently needed.

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives, intentions, beliefs and expectations of management are forward-looking statements. These forward-looking statements may be accompanied by such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “will” and other words and terms of similar meaning. Examples of such statements include, but are not limited to, statements relating to the availability of cash for Eiger’s future operations, Eiger’s ability to develop its drug candidates for potential commercialization, the timing of the commencement and completion of Phase 2 trials. Eiger may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in our forward-looking statements and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions, expectations and projections disclosed in the forward-looking statements. Various important factors could cause actual results or events to differ materially from the forward-looking statements that Eiger makes, including the risks that Eiger’s planned clinical trials may be prolonged or delayed requiring Eiger to incur additional costs; that Eiger’s planned clinical trials may not satisfy the requirements of the FDA or non-U.S. regulatory authorities; that Eiger’s product candidates may have undesirable side effects which may delay or prevent marketing approval; that, even if approved by the FDA or non-U.S. regulatory authorities, Eiger’s product candidates may not achieve broad market acceptance; and the risks described in the “Risk Factors” sections the Registration Statement on Form S-4 (file no. 333-208521) and of Eiger’s periodic reports filed with the SEC. Eiger does not assume any obligation to update any forward-looking statements, except as required by law.

SOURCE Eiger Bio, Inc.

Investors: Jim Shaffer, Eiger Bio, Inc., 919-345-4256, jshaffer@eigerbio.com